Coinmach Service Corp. Announces Fiscal Second Quarter 2008

Financial Results

PLAINVIEW, N.Y., November 7, 2007 — Coinmach Service Corp. (the “Company”) (Amex: “DRY”, “DRA”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its quarterly financial results for the quarter ended September 30, 2007.

As previously reported, on June 14, 2007, the Company entered into a merger agreement with an affiliate of Babcock & Brown. Under the terms of the merger agreement, the holders of the Company’s Class A common stock (including the Class A common stock underlying the Company’s Income Deposit Securities) and Class B common stock will receive $13.55 per share in cash for their shares.

The Company filed definitive proxy materials in connection with a special meeting of stockholders to adopt and approve the merger agreement on October 18, 2007. A copy of the Company’s definitive proxy statement is available on its website CoinmachServiceCorp.com. The special meeting of stockholders has been scheduled for November 9, 2007. Holders of record of the Company’s Class A common stock and Class B common stock as of October 12, 2007 should be entitled to notice of and to vote at the special meeting.

Results for the Quarter and Six Months Ended September 30, 2007 and 2006

Net Cash Flow before IDS distributions and dividends was $8.2 million for the quarter ended September 30, 2007 as compared to $10.9 million for the quarter ended September 30, 2006. Net Cash Flow before IDS distributions and dividends was $19.5 million for the six months ended September 30, 2007 as compared to $24.0 million for the six months ended September 30, 2006.

The following table (unaudited) reflects the computation of Net Cash Flow* (in millions):

	Quarter ended		Six Months ended
	September 30,		September 30,
	2007	2006	2007	2006
Consolidated EBITDA*:	$39.3	$40.4	$79.6	$82.3
Less:
Interest Expense from Third party notes and other	11.9	11.6	23.3	22.8
Capital Expenditures (1)	19.0	16.9	36.0	33.3
Capital Expenditures relating to technology upgrades	0.2	1.0	0.8	2.2

Net Cash Flow before IDS distributions and dividends	8.2	10.9	19.5	24.0

IDS interest distributions	2.2	2.3	4.5	4.6
Dividends-Class A Common Stock	—	6.0	6.0	12.0

Net Cash Flow	$6.0	$2.6	$9.0	$7.4

• Consolidated EBITDA for the 2008 period excludes transaction costs relating to the transactions contemplated by the merger agreement entered into by the Company with an affiliate of Babcock & Brown in June 2007. Consolidated EBITDA for the 2007 period excludes transaction costs related to the Company’s purchase of a portion of its 11% senior secured notes in April 2006. For information regarding the Company’s use of Net Cash Flow and EBITDA and for reconciliations of such non-GAAP measures to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

(1) Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

The following discussion of operating results focuses on revenue and EBITDA for each of the Company’s operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

	Quarter ended September 30,		Six Months ended September 30,
	2007	2006	2007	2006
Revenue:

Route business	$118.8	$119.9	$240.8	$243.9
Rental business	10.1	9.7	19.8	19.3
Distribution business	6.6	6.7	12.0	12.4

Total	135.5	136.3	272.6	275.6

EBITDA:

Route business	$37.5	$38.6	$77.0	$79.1
Rental business	4.3	4.3	8.6	8.4
Distribution business	0.7	0.6	1.0	0.9
Corporate	(3.2)	(3.1)	(7.0)	(6.1)

Total	39.3(1)	40.4	79.6(1)	82.3(2)

Capital Expenditures: (3)

Route business	$17.3	$15.7	$33.5	$31.6
Rental business	1.7	1.2	2.5	1.7
Distribution business	—	—	—	—
Corporate (4)	0.2	1.0	0.8	2.2

Total	19.2	17.9	36.8	35.5

(1) Excludes transaction costs relating to the transactions contemplated by the merger agreement entered into by the Company with an affiliate of Babcock & Brown in June 2007.

(2) Excludes transaction costs relating to the repurchase in April 2006 of approximately $5.6 million principal amount of the Company’s 11% senior secured notes.

(3) Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(4) Includes expenditures for technology upgrades related primarily to the ongoing consolidated service and dispatch center, along with other field service management and collection systems for the periods presented.

Earnings Conference Call

As a result of the pending merger transaction with an affiliate of Babcock & Brown, the Company is not hosting an earnings call with respect to second quarter 2008 financial results.

About Coinmach Service Corp.

Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.

Presentation of Non-GAAP Financial Information

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Flow is defined as consolidated EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Flow (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Flow and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Flow and EBITDA to net loss and cash flow provided from operating activities are included in the attached tables.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Quarter ended September 30,		Six Months ended
			September 30,
	2007	2006	2007	2006
Revenues	$135,475	$136,310	$272,569	$275,595

Operating, general and administrative expense	96,173	95,905	192,985	193,338
Depreciation and amortization	18,130	18,389	36,261	37,013
Amortization of advance location payments	4,900	4,901	9,800	9,801
Amortization of intangibles	3,492	3,560	6,983	7,120
Other items, net	—	—	—	—

	122,695	122,755	246,029	247,272
Operating income	12,780	13,555	26,540	28,323

Interest expense	14,051	13,931	27,765	27,361
Transaction costs	1,015	—	4,015	845

(Loss) income before income taxes	(2,286)	(376)	(5,240)	117
Provision (benefit) for income taxes	51	25	(956)	326

Net loss	$(2,337)	$(401)	$(4,284)	$(209)

COINMACH SERVICE CORP.
RECONCILIATION OF NET LOSS TO EBITDA
(in thousands)

	Quarter ended		Six Months ended
	September 30,		September 30,
	2007	2006	2007	2006
Net loss	$(2,337)	$(401)	$(4,284)	$(209)
Depreciation and amortization	26,522	26,850	53,044	53,934
Provision (benefit) for income taxes	51	25	(956)	326
Interest expense	14,051	13,931	27,765	27,361

EBITDA (1)	38,287	40,405	75,569	81,412
Add back transaction costs:	1,015	—	4,015	845

EBITDA (excluding transaction costs)	$39,302	$40,405	$79,584	$82,257

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended September 30,		Six Months ended
			September 30,
	2007	2006	2007	2006
Cash flow provided by operating activities	$28,633	$28,820	$56,168	$59,408
Provision (benefit) for income taxes	51	25	(956)	326
Interest expense	14,051	13,931	27,765	27,361
Loss on redemption of 11% senior notes	—	—	—	(831)
Gain on sale of equipment	266	106	462	183
Stock based compensation	(78)	(38)	(181)	(76)
Deferred income taxes	187	189	1,440	56
Amortization of deferred issue costs	(196)	(196)	(394)	(396)
Changes in assets and liabilities,
net of effects of business combination	(4,627)	(2,432)	(8,735)	(4,619)

EBITDA (1)	38,287	40,405	75,569	81,412
Add back transaction costs:	1,015	—	4,015	845

EBITDA (excluding transaction costs)	$39,302	$40,405	$79,584	$82,257

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Six months ended
	September 30,
	2007	2006
OPERATING ACTIVITIES:
Net loss	$(4,284)	$(209)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,261	37,013
Amortization of advance location payments	9,800	9,801
Amortization of intangibles	6,983	7,120
Deferred income taxes	(1,440)	(56)
Amortization of deferred issue costs	394	396
Write-off of deferred issue costs	—	414
Premium on redemption of 11% senior secured notes due 2024	—	417
Gain on sale of equipment	(462)	(183)
Stock based compensation	181	76
Change in operating assets and liabilities	8,735	4,619

Net cash provided by operating activities	56,168	59,408

INVESTING ACTIVITIES:
Additions to property, equipment and leasehold improvements	(31,913)	(29,855)
Advance location payments to location owners	(6,555)	(6,361)
Acquisition of net assets related to acquisition of businesses	(196)	(17,136)
Proceeds from sale of property and equipment	1,630	710

Net cash used in investing activities	(37,034)	(52,642)

FINANCING ACTIVITIES:
Repayments under credit facility	(24,350)	(1,150)
Proceeds from credit facility	23,200	—
Principal payments on capitalized lease obligations	(1,874)	(1,898)
Repayments to bank and other borrowings	(25)	(129)
Redemption of 11% senior secured notes due 2024	—	(5,649)
Payment of premium on 11% senior secured notes due 2024	—	(417)
Issuance costs	—	(9)
Cash dividends paid	(22,063)	(24,503)

Net cash used in financing activities	(25,112)	(33,755)

DECREASE IN CASH AND CASH EQUIVALENTS	(5,978)	(26,989)

CASH AND CASH EQUIVALENTS:
Beginning of period	39,030	62,008

End of period	$33,052	$35,019

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	September 30,	March 31,
	2007	2007
ASSETS:
Current assets:
Cash and cash equivalents	$33,052	$39,030
Receivables, net	8,693	6,755
Inventories	14,701	14,575
Prepaid expenses	4,075	4,997
Other current assets	3,740	2,377

Total current assets	64,261	67,734

Advance location payments	61,126	64,371
Property, equipment and leasehold improvements, net	236,115	239,740
Contract rights, net	288,239	294,800
Goodwill	208,737	208,590
Other assets	9,082	8,608

TOTAL ASSETS	$867,560	$883,843

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$43,360	$35,796
Accrued rental payments	36,995	33,019
Accrued interest	7,853	6,847
Interest rate swap liability	1,716	155
Current portion of long-term debt	6,141	5,527

Total current liabilities	96,065	81,344

Deferred income taxes	47,965	50,005
Long-term debt, less current portion	649,929	651,768

Total liabilities	793,959	783,117

Stockholders’ Equity:
Class A common stock, par value $0.01, authorized 100,000,000 shares; 29,263,595 shares issued and outstanding at September 30, 2007 and 29,260,030 shares issued and outstanding at March 31, 2007	292	292
Class B common stock, par value $0.01, authorized 100,000,000 shares; 23,374,450 shares issued and outstanding	234	234
Additional paid-in capital	390,043	389,862
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive income, net of tax	(1,190)	(231)
Accumulated deficit	(307,790)	(281,443)

Total stockholders’ equity	74,601	100,726

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$867,560	$883,843

Contact:

Coinmach Service Corp.
Robert M. Doyle, 516-349-8555

Source: Coinmach Service Corp.